Exhibit 10.45

Execution Version

GUARANTY AGREEMENT

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged by the undersigned, and in consideration of the transactions evidenced by the LLC Agreement and the O&R Agreement described below, the undersigned Guarantor (the “Guarantor”) hereby furnishes its guaranty (the “Guaranty”) of the Guarantied Obligations (as hereinafter defined), this 4th day of February, 2010, as follows:

1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and not merely as a guarantee of collection, prompt performance and payment when due, of any and all existing and future obligations, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of ETC Water Solutions, LLC (the “Subject Member”) to the other Member (as defined in the LLC Agreement (as defined below)), other than the Subject Member (each, individually and collectively, the “Other Member”) and Energy Transfer Water Solutions JV, LLC, a Delaware limited liability company (the “Owner” and, together with the Other Member, the “Beneficiaries”), arising under (a) that certain Limited Liability Company Agreement of Energy Transfer Water Solutions JV, LLC, dated as of February 4, 2010, as amended, supplemented or otherwise modified from time to time (the “LLC Agreement”), between the Subject Member and the Other Member and (b) that certain Operating and Reimbursement Agreement, dated as of February 4, 2010, as amended, supplemented or otherwise modified from time to time (the “O&R Agreement”), between the Subject Member and the Owner, and all costs, attorneys’ fees and expenses incurred by the Beneficiaries in connection with the collection or enforcement thereof) (collectively, the “Guarantied Obligations”). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance that is related to the Guarantied Obligations and that might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty under any law.

2. No Setoff or Deductions. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, any deduction or withholding, setoff or counterclaim, for any and all present and future taxes.

3. No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing. This Guaranty shall remain in full force and effect until all the Guarantied Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and the Guarantied Obligations are terminated.

4. Waiver of Notices. Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guarantied Obligations or any part thereof. Guarantor further waives any rights of presentment, protest, dishonor, and demand for payment, and notice of dishonor, notice of intent to accelerate and notice of acceleration, and notice of default, and any other rights to which Guarantor might otherwise be entitled.

5. Subrogation. Guarantor shall not exercise any right of subrogation, contribution or similar rights with respect to any payments that it makes under this Guaranty until all of the Guarantied Obligations are indefeasibly paid and performed in full. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Beneficiaries to reduce the amount of the Guarantied Obligations, whether matured or unmatured.

6. Waiver of Suretyship Defenses. Guarantor agrees that the Beneficiaries may, at any time and from time to time, and without notice to Guarantor, make any agreement with the Subject Member or with any other person or entity liable for any part of the Guarantied Obligations or who provides collateral as security for the Guarantied Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guarantied Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guarantied Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty, and Guarantor hereby waives any defense of impairment of collateral. Guarantor waives any defense arising by reason of any disability or other defense of the Subject Member or any other guarantor, or the cessation from any cause whatsoever of the liability of the Subject Member, or any claim that Guarantor’s obligations exceed or are more burdensome than those of the Subject Member and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder. Guarantor waives any right to enforce any remedy that the Beneficiaries now have or may hereafter have against the Subject Member and waives any benefit of, and any right to participate in, any security interest now or hereafter held by the Beneficiaries. Further, Guarantor consents to the taking of, or failure to take, any action (a) that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or (b) that, but for this provision, might operate as a discharge of Guarantor’s obligation under this Guaranty. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which the Subject Member or any other affiliate of Guarantor is, or may be, entitled pursuant to the LLC Agreement, the O&R Agreement or otherwise, except for defenses arising out of bankruptcy, insolvency, dissolution or liquidation of the Subject Member.

7. Exhaustion of Other Remedies Not Required. The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations. Guarantor waives diligence by the Beneficiaries and action on delinquency in respect of the Guarantied Obligations or any part thereof, including any provisions of law requiring the Beneficiaries to exhaust any right or remedy or to take any action against the Subject Member, any other guarantor, or any other person, entity or property before enforcing the provisions of this Guaranty against Guarantor.

8. Reinstatement. Notwithstanding any provision herein to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guarantied Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Subject Member or any other person or entity or otherwise, as if such payment had not been made and whether or not the Beneficiaries are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guarantied Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Subject Member or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by the Beneficiaries.

10. Expenses. Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Beneficiaries’ rights under this Guaranty; provided, however, that such payment obligation shall only exist hereunder if the Beneficiaries prevail in the enforcement of the Guarantied Obligations under this Guaranty. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

11. Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Beneficiaries and Guarantor.

12. No Waiver; Enforceability. No failure by the Beneficiaries to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

13. Assignment; Governing Laws; Jurisdiction. This Guaranty shall (a) bind Guarantor and its successors and assigns, provided, however, that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Beneficiaries (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Beneficiaries and their successors and assigns, and (c) be governed by the internal laws of the State of Texas. Guarantor hereby irrevocably (i) submits to the non exclusive jurisdiction of any United States Federal court sitting in Dallas, Texas, in any action or proceeding arising out of or relating to this Guaranty, and, (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Beneficiaries in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

14. Condition of Subject Member. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Subject Member such information concerning the financial condition, business and operations of the Subject Member as Guarantor requires, and that the Beneficiaries have no duty, and Guarantor is not relying on the Beneficiaries at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of the Subject Member.

15. Representations and Warranties. Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity); and (c) by virtue of its relationship with the Subject Member, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty.

16. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND THE BENEFICIARIES EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE BENEFICIARIES AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BENEFICIARIES AND GUARANTOR.

[Signatures Follow]

Executed as of the date first set forth above.

GUARANTOR:

Energy Transfer Partners, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/S/ KELCY WARREN
	Name:	Kelcy Warren
	Title:	Chief Executive Officer

Address: 3738 Oak Lawn Ave.,
Dallas, Texas 75219

Signature Page to Guaranty Agreement